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                                                                  EXHIBIT 99.2



                                VIEW TECH, INC.
              NOTICE OF GRANT OF SPECIAL NON-OFFICER STOCK OPTION
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          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of View Tech, Inc. (the "Corporation"):

          OPTIONEE:
          -------- -------------------------------------------------------------
          GRANT DATE:
          ---------- -----------------------------------------------------------
          VESTING COMMENCEMENT DATE:
          ------------------------- --------------------------------------------
          EXERCISE PRICE:  $                                   per share
          --------------     ---------------------------------
          NUMBER OF OPTION SHARES:                          shares
          ----------------------- --------------------------
          EXPIRATION DATE:
          --------------- ------------------------------------------------------
          TYPE OF OPTION:  Non-Statutory Stock Option
          --------------

          EXERCISE SCHEDULE:  The Option shall become exercisable for twenty-
          -----------------
          five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of twelve (12) successive equal quarterly installments upon Optionee's completion of each additional three months of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the View Tech, Inc. Special Non-Officer Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Special Non-Officer Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.
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          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Option Agreement.



_____________________, 199 __
     Date


                                    VIEW TECH, INC.


                                    By: ________________________________________

                                    Title: _____________________________________



                                    ____________________________________________
                                                     OPTIONEE

                                    Address: ___________________________________


                                    ____________________________________________

ATTACHMENTS
-----------
EXHIBIT A - SPECIAL NON-OFFICER STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS


                                      2.
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                                   EXHIBIT A

                   SPECIAL NON-OFFICER STOCK OPTION AGREEMENT
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                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS